Corporate Offices                                  Bert Blevins
                                                   President & CEO
3110 S. Valley View Blvd. Ste. 105
Las Vegas, Nevada  89102
Tel (702) 341-5366
Fax (702) 995-0376
Internet: info@janeva.com

         INTERNET SITE MARKETING - AGREEMENT FOR SERVICES

The following constitutes an agreement (the "Agreement") between Janeva Corporation. ("JANEVA"), 3110 South Valley View Blvd. -
Suite 105, Las Vegas, Nevada 89102, and the undersigned
(hereinafter referred to as the "Client"):

CLIENT:        Prestige Jewelry, Inc.
ADDRESS:
CITY/STATE/ZIP:
CONTACT PERSON:
TELEPHONE:

JANEVA hereby agrees to perform consulting and advisory services for the Client in conjunction with the development of their online marketing activities and any related activities set forth herein. In consideration of mutual promises made herein and for other good and valuable consideration, the sufficiency of which are hereby acknowledged by JANEVA and Client, both parties agree as follows:

1. Duties of JANEVA: JANEVA will provide the services as outlined below. These services are:

  (a) "Development of the Internet Infrastructure" - the preparation and development of your internet marketing infrastructure will entail building and executing the following activities:

     (1)    Development  of  a  website  frontpage  and   backpage
            templates   (up   to   30  pages  or  20   hours
            development time spent on design and implementation)
     (2)    Initial indexing of sites in the search engines
     (3) Create listing database for Jewelry listings (up to 300 records)
     (4) Help establish and link up client merchant account to the website (client agrees to pay the cost of the merchant setup fee with the bank or entity establishing the internet merchant account for Prestige Jewelry, Inc.


   (b) "Executing the Components with the Marketing
Infrastructure" - the action taken with the marketing components will include the following activities (client agrees to pay the predetermined hard costs with these activities:

     (1)   List website in the Yahoo, Lycos, AltaVista, Go
     (2) Place text advertising in Google and other applicable sites
     (3) Send highly targeted email out to identified target markets (usual 1-2K per mailing) cost is .005/mail piece
     (4) Submit Prestigejewelry.net to the search engines and directories (client understands - these are 3rd party free services and makes no guarantee of the success or outcome of the submissions).

  (c) "Maintaining the Website and Marketing Components" - the action taken with the maintenance of the website include the following activities (client agrees to pay the predetermined hard costs with these activities (up to 5 hours per month):

     -   Check links and page errors
     -   Add new items or text
     -   Add, modify or delete graphics or pages within the site

2. Client to Provide Information: Client agrees to provide JANEVA with any information and documents as may be requested by JANEVA in connection with the services to be performed for Client. Client shall be solely responsible for the accuracy of the information and representations contained in any documents to be prepared by JANEVA on behalf of Client.

Any costs associated with services shall be agreed upon before services or additional products are to be purchased, performed or acquired.
  - Any purchased indexing in search mechanisms such as: Yahoo, Go, Excite and so on.

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  -   Overnight mail costs- Client must provide JANEVA with an
      overnight express or similar account number (i.e. UPS, Airborne, FedEx, etc.). If Client account number is not provided, JANEVA will charge $30 per overnight express package sent out by JANEVA as related to Client's contract with JANEVA
  -   Freelance graphics or flash development
  -   Any redundancy in hosting or internet access
  - Any costs outside the scope of consulting as outlined in the duties section of this agreement.

3. Compensation: Client shall provide $300 USD at a rate of $85 / hour and 50,000 shares of Prestige Jewelry, Inc. common stock (at a base cost of: $.05/share or $2,500 in value) for the services provided as fully delineated in paragraph 1 of this Agreement. JANEVA'S compensation shall be paid on a DUE UPON RECEIPT BASIS. Any fees, outside services or products shall be paid in accordance with provision 11 of this agreement.

Client will issue a check for each additional expense incurred. An invoice will be provided each month for services and if necessary additional services or products. Client's term on invoice is due upon receipt.

4. Term of This Agreement: This agreement will be for the period of twelve (12) months.
This agreement has an Effective Date of: -------------------and an Ending Date of: -----------------.

5. Timely Review by Client: If documents are not returned to JANEVA, correctly executed and with proper payment as indicated, within 21 days of submission of such documents to the Client for review, JANEVA will not guarantee that the documents will be accepted by JANEVA or receive priority treatment upon their return. Finally, any documents which are not returned to JANEVA within 60 days may, at JANEVA' sole discretion, be considered completed, in which case full payment is due JANEVA pursuant to item 3 herein.

6. Certain Circumstances: JANEVA assumes no responsibility for any occurrences beyond its control, including but not limited our carrier's internet access outages, which may result in client downtime. In no event will JANEVA be liable for actual, incidental, consequential, related or any other type of damages, in any amount, attributable to such error or oversight on the part of JANEVA.

7. Indemnification: Client and JANEVA hereby agree to indemnify and hold harmless each other, their partners, employees, agents, representatives, assigns, and controlling persons (and other officers, directors, employees, agents, representatives, assigns and controlling persons of each of them) from any and all losses, claims, damages, liabilities, costs, and expenses (and all other actions, suits, proceedings, or claims in respect thereof) and any legal or other expenses in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the cost of investigating, preparing or defending any such action, suit, proceeding, or claim, whether or not in connection with any action, suit, proceeding or claim for which they are a party), as and when incurred, directly or indirectly, caused by, relating to, based upon or arising out of the services pursuant to this agreement so long as the other party has not committed intentional or willful misconduct, or shall not have acted grossly negligent, in connection with the services which form the basis of the claim for indemnification. The parties further agree that neither party shall incur any liability on a count of this agreement or any acts or omissions arising out of or relating to this agreement except for such parties intentional or willful misconduct. This paragraph shall survive the expiration or termination of this agreement.

Please Initial:   /s/ J.D.  Client also expressly indemnifies
JANEVA for any future liabilities, either administrative, civil, or criminal related to the improper use by Client or its assigns of any and all documentation that is provided to Client by JANEVA pursuant to this Agreement.

Please Initial:  /s/ J.D.   Client hereby further agrees to
indemnify JANEVA against any action, suit, claim or proceeding, whether civil, criminal or administrative, and against any fine, cost, levy, expense, judgment or award arising therefrom (collectively a "Claim"), in which JANEVA may be involved (whether as a witness or a party) as a result of any application or document filed or processed by JANEVA, on the Client's behalf, which contains any false or misleading statement or omission of material fact or which, other than through gross negligence of JANEVA, violates any statute, rule or order of any Federal, state or self-regulatory authority. Client agrees that JANEVA shall have no responsibility to verify the accuracy or adequacy of any statement, document, fact or information provided to JANEVA by Client or Client's attorney, accountant, representative or agents.

8. Compliance with Laws: JANEVA and Client hereby agree to fully comply with all applicable Federal and State laws, criminal and civil laws.

9. Independent Contractor Status: JANEVA shall perform its services under this contract as an independent contractor and not as an employee of Client or an affiliate thereof. It is expressly understood and agreed to by the parties hereto that JANEVA shall have no authority to act for, or represent or bind Client or any affiliate thereof in any manner, except as provided for expressly in this Agreement or in writing by Client.

10. Additional Services: Client understands and acknowledges by the acceptance of this Agreement that any and all services outside the direct scope of the documents listed in Section 1 above shall be billed to Client by JANEVA at JANEVA' then current hourly rates. Such services specifically include, but are not limited to, services required as a result of Client's strategic reconfigurations of its strategy or direction subsequent to the execution of this Agreement and subsequent to initial information provided to JANEVA by Client.

11. Late Fees: Any JANEVA invoice not paid within thirty (30) days of such billing is subject to a 3.0% monthly interest charge. JANEVA reserves the right to use any and all means of collection available under applicable law to collect any amount past due.

12. Amendment and Modification: Subject to applicable law, this Agreement may be amended, modified or supplemented only by a written agreement signed by both parties. No oral modifications to this Agreement may be made.

13. Entire Agreement: This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement. The failure by JANEVA to insist on strict performance of any term or condition contained in this Agreement shall not be construed by Client as a waiver, at any time, of any rights, remedies or indemnifications, all of which shall remain in full force and effect from time of execution through eternity.

14. Agreement Binding: This Agreement shall be binding upon the heirs, executors, administrators, successors and permitted assigns of the parties hereto. Client shall not assign its rights or delegate its duties under any term or condition set forth in this Agreement without the prior written consent of JANEVA.

15. Attorney's Fees: In the event an arbitration, mediation, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, mediator, trial court and/or appellate court.

16. Severability: If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid and unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in nature in its terms to such illegal, invalid or unenforceable provision as may be legal, valid and enforceable.

17.  Governing Law:  The laws of the State of Nevada shall govern
This Agreement, and the venue for the resolution of any dispute arising thereof shall be in Clark County, State of Nevada.

IN WITNESS THEREOF, the parties above have caused this Agreement to be duly executed, as of the day and year set out below.

JANEVA CORPORATION

By:  Bert Blevins             Feb 20, 2001
     ------------             ------------
Bert Blevins, President       Date


Client

By:/s/Joseph M. Dzierwa        07 Feb 2001
     -----------------        -----------
      Joseph M. Dzierwa       Date

Client Signature



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